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                                                                   EXHIBIT 10.10


                              MANAGEMENT AGREEMENT

         This MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the Effective Date, by and among CASTLE HILL ADVISORY GROUP ("CHA"), QUEST MANUFACTURING, INC. ("Quest") and SILICON FILM TECHNOLOGIES, INC. ("SFT"). CHA, Quest and SFT are sometimes referred to singularly as a "Party" or collectively as the "Parties."

                                    RECITALS

         WHEREAS, CHA and Quest has provided and will continue to provide management services to SFT;

         WHEREAS, SFT will compensate CHA and Quest according to the terms and conditions set forth in this Agreement.

                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the mutual obligations and promises and additional consideration set forth herein, the Parties agree as follows:

         1. SERVICES. During the Term of the Agreement, CHA and Quest shall provide jointly management services to SFT for the operations of SFT, including, but not limited to, day-to-day operations, sales, strategic development, finance, development of intellectual property rights and human resources (collectively, the "Services"). The division of responsibility shall be as agreed to by and between CHA and Quest.

         2. MANAGEMENT FEE. During the Term of this Agreement, SFT shall pay a monthly management fee to CHA and Quest each in the amount of TWENTY THOUSAND DOLLARS and 00/100 ($20,000.00) [the "Management Fee"]. The Management Fee shall be paid on or about the last day of each month during the Term. Upon termination of this Agreement, SFT shall remit the final Management Fee to each of CHA and Quest within ten (10) days from the effective date of termination.

         3. EXPENSES. During the Term of this Agreement, SFT shall pay all reasonable expenses incurred by either CHA or Quest in the course of their performance of the Services. This reimbursement obligation shall include, but not be limited to, an automobile allowance and reimbursement in the amount up to $1,000 per month for each of CHA and Quest. SFT agrees to provide family health insurance coverage for CHA representative Sebastien DuFort and Quest representative John Lichter under SFT's company health plan.

         4. TERM. The term of this Agreement shall commence on October 1st, 2003 and last until any Party delivers notice of termination in writing to the other remaining Parties of its intention to terminate the Agreement (the "Term"). Termination shall be effective on the 1st day of the month following delivery of such notice.

         5. INDEPENDENT CONTRACT. The Parties agree that CHA and Quest are independent contractors, and not employees of SFT, with respect to the Services to be performed pursuant to this Agreement, and except to the extent otherwise specifically provided in this Agreement, SFT shall have no right to direct or control the manner in which either management Party performs the Services.

         6. NO JOINT VENTURE. The Parties each agree and acknowledge that this Agreement does not constitute a joint venture, partnership or fiduciary relationship.

         7. MISCELLANEOUS.

             (a) GOVERNING LAW. This Agreement will be governed by the internal law of the State of Illinois, without regard to choice of law rules. Exclusive venue for any dispute arising out of this Agreement, or the Parties' performance under this Agreement, shall lie in the Circuit Court of DuPage County, Illinois, and each Party acknowledges that this is a reasonable choice of forum.

             (b) AMENDMENTS AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of an authorized representative of each Party.

             (c) COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

             (d) COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties.

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             (e) SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Parties and their respective representatives, contractors, successors and assigns.

             (f) FURTHER ASSURANCES. The Parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

             (g) ATTORNEYS' FEES. In any action or dispute arising out of this Agreement, the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys' fees, costs and expert witness fees, in addition to any other rights and remedies available to it at law or in equity.

             (h) EFFECTIVE DATE. The effective date of this Agreement shall be October 1st, 2003 (the "Effective Date").

         IN WITNESS WHEREOF, the Parties have executed the foregoing Agreement on and as of the Effective Date.



Silicon Film                 Castle Hill Advisory Group  Quest Manufacturing



By: /s/ JOHN LICHTER          By: /s/ SEBASTIEN DUFORT   By: /s/ JOHN LICHTER
    ------------------------      ---------------------      -------------------
Its: Chief Operating Officer  Its: Managing Director     Its: CEO/President
Date: October 1st, 2003       Date: October 1st, 2003    Date: October 1st, 2003


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